Exhibit 99.1
Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
Press Release
Verint Announces Fourth Quarter and Full Year Results
Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m.
MELVILLE, N.Y., April 5, 2011 — Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced its fourth quarter and full year results for the year ended January 31, 2011.
“We finished the year strong and are pleased with our fourth quarter results, which we believe reflect our leadership position in Actionable Intelligence. We believe that we are well positioned for continued success and growth in the workforce optimization and security intelligence markets,” said Dan Bodner, CEO and President of Verint Systems Inc.
Below is selected financial information for the three months and year ended January 31, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and not prepared in accordance with GAAP (“non-GAAP”).

	Selected GAAP Information
	Three Months Ended January 31,		Year Ended January 31,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Revenue	$186,869	$172,736	$726,799	$703,633

Gross Profit	125,619	112,447	488,455	463,698
Gross Margin	67.2%	65.1%	67.2%	65.9%

Operating Income (Loss)	22,895	(7,774)	73,105	65,679
Operating Margin	12.3%	(4.5%)	10.1%	9.3%

Diluted Net Income (Loss) per Common Share Attributable to Verint Systems Inc.	$0.25	$(0.68)	$0.31	$0.06

	Selected Non-GAAP Information
	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010

Revenue	$186,869	$172,736	$726,799	$703,633

Gross Profit	128,910	116,155	503,755	477,573
Gross Margin	69.0%	67.2%	69.3%	67.9%

Operating Income	42,879	38,578	184,586	195,627
Operating Margin	22.9%	22.3%	25.4%	27.8%

Diluted Net Income per Common Share Attributable to Verint Systems Inc.	$0.66	$0.47	$2.79	$3.09

Outlook for the Year Ending January 31, 2012
•	We expect revenue to increase between 7% and 8% compared to the year ended January 31, 2011.

•	We are targeting a non-GAAP operating margin in the low 20%s.

•	While we don’t provide quarterly guidance, there are some seasonal trends in the enterprise software industry. We expect Q1 to be down sequentially from our Q4 levels, potentially significantly, due to typical Q1 seasonality.
Conference Call Information
We will be conducting a conference call today at 4:30 p.m. to discuss our results for the fourth quarter and full year ended January 31, 2011, and outlook for the year ending January 31, 2012. An on-line, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-680-0878 (United States) and 1-617-213-4855 (international) and the passcode is 13794491. Please dial in 5-10 minutes prior to the scheduled start time.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Table 2 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2012.
About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 85 percent of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks associated with keeping pace with technological changes and evolving industry standards in our product offerings and with successfully introducing new, quality products which meet customer needs and achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have; risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risks of any future impact on us resulting from Comverse’s extended filing delay or any other future issues; risks associated with Comverse controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions, as well as speculation or announcements regarding Comverse’s strategic plans; risks that products may contain undetected defects which could expose us to substantial liability; risks associated with allocating limited financial and human resources to opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in geographies in which we operate; risks associated with mergers and acquisitions and with related system integrations and asset impairments; challenges in accurately forecasting revenue and expenses and maintaining profitability; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks that we improperly handle sensitive or confidential information or perception of such mishandling; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers (“OEMs”) for certain components of our products; risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks that contract terms may expose us to unlimited liability or other unfavorable positions and risks that we may experience losses that are not covered by insurance; risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position; risks that we will be unable to comply with the leverage ratio covenant or financial statement delivery covenant under our credit facility; risks that our credit rating could be downgraded or placed on a credit watch; risks relating to timely implementation of new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; risks associated with future regulatory actions or private litigations relating to our extended filing delay and related circumstances; and risks that use of our tax benefits may be restricted or eliminated in the future. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2011 when filed.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1
Verint Systems Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010

Revenue:
Product	$92,222	$90,627	$375,164	$374,272
Service and support	94,647	82,109	351,635	329,361

Total revenue	186,869	172,736	726,799	703,633

Cost of revenue:
Product	28,656	30,486	111,989	122,961
Service and support	30,209	27,831	117,261	108,953
Amortization of acquired technology	2,385	1,972	9,094	8,021

Total cost of revenue	61,250	60,289	238,344	239,935

Gross profit	125,619	112,447	488,455	463,698

Operating expenses:
Research and development, net	23,981	22,797	96,525	83,797
Selling, general and administrative	73,336	91,931	297,365	291,813
Amortization of other acquired intangible assets	5,407	5,376	21,460	22,268
Restructuring	—	117	—	141

Total operating expenses	102,724	120,221	415,350	398,019

Operating income (loss)	22,895	(7,774)	73,105	65,679

Other income (expense), net
Interest income	145	35	454	616
Interest expense	(9,071)	(6,064)	(29,896)	(24,964)
Other income (expense), net	(1,151)	(6,279)	(5,138)	(17,123)

Total other expense, net	(10,077)	(12,308)	(34,580)	(41,471)

Income (loss) before provision for income taxes	12,818	(20,082)	38,525	24,208
Provision for (benefit from) income taxes	(604)	(1,813)	9,940	7,108

Net income (loss)	13,422	(18,269)	28,585	17,100
Net income attributable to noncontrolling interest	282	522	3,004	1,483

Net income (loss) attributable to Verint Systems Inc.	13,140	(18,791)	25,581	15,617
Dividends on preferred stock	(3,629)	(3,480)	(14,178)	(13,591)

Net income (loss) attributable to Verint Systems Inc. common shares	$9,511	$(22,271)	$11,403	$2,026

Net income (loss) per common share attributable to Verint Systems Inc.
Basic	$0.26	$(0.68)	$0.33	$0.06

Diluted	$0.25	$(0.68)	$0.31	$0.06

Weighted-average common shares outstanding
Basic	36,788	32,517	34,544	32,478

Diluted	38,641	32,517	37,179	33,127

Table 2
Verint Systems Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
(In thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$125,619	$112,447	$488,455	$463,698
Amortization of acquired technology	2,385	1,972	9,094	8,021
Stock-based compensation expenses	906	1,736	6,206	5,854

Non-GAAP gross profit	$128,910	$116,155	$503,755	$477,573

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$22,895	$(7,774)	$73,105	$65,679
Amortization of acquired technology	2,385	1,972	9,094	8,021
Amortization of other acquired intangible assets	5,407	5,376	21,460	22,268
Restructuring costs	—	117	—	141
Stock-based compensation expenses	7,725	12,869	46,819	44,245
Other adjustments	2,642	762	5,188	762
Expenses related to our filing delay	1,825	25,256	28,920	54,511

Non-GAAP operating income	$42,879	$38,578	$184,586	$195,627

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(10,077)	$(12,308)	$(34,580)	$(41,471)
Unrealized (gains) losses on derivatives, net	855	(3,572)	(5,986)	(8,049)

Non-GAAP other expense, net	$(9,222)	$(15,880)	$(40,566)	$(49,520)

Table of Reconciliation from GAAP Provision (Benefit) for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision (benefit) for income taxes	$(604)	$(1,813)	$9,940	$7,108
Non-cash tax adjustments	1,407	3,626	(1,412)	4,553

Non-GAAP provision for income taxes	$803	$1,813	$8,528	$11,661

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$13,140	$(18,791)	$25,581	$15,617
Amortization of acquired technology	2,385	1,972	9,094	8,021
Amortization of other acquired intangible assets	5,407	5,376	21,460	22,268
Restructuring costs	—	117	—	141
Stock-based compensation expenses	7,725	12,869	46,819	44,245
Other adjustments	2,642	762	5,188	762
Expenses related to our filing delay	1,825	25,256	28,920	54,511
Unrealized (gains) losses on derivatives, net	855	(3,572)	(5,986)	(8,049)
Non-cash tax adjustments	(1,407)	(3,626)	1,412	(4,553)

Total GAAP net income (loss) adjustments	19,432	39,154	106,907	117,346

Non-GAAP net income attributable to Verint Systems Inc.	$32,572	$20,363	$132,488	$132,963

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$9,511	$(22,271)	$11,403	$2,026
Total GAAP net income (loss) adjustments	19,432	39,154	106,907	117,346

Non-GAAP net income attributable to Verint Systems Inc. common shares	$28,943	$16,883	$118,310	$119,372

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.25	$(0.68)	$0.31	$0.06

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.66	$0.47	$2.79	$3.09

Shares used in computing GAAP diluted net income per common share (in thousands)	38,641	32,517	37,179	33,127

Shares used in computing non-GAAP diluted net income per common share (in thousands)	49,012	43,551	47,402	42,963

Table 3
Verint Systems Inc. and Subsidiaries
Segment Revenue
(Unaudited)
(In thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010

Revenue By Segment
Workforce Optimization Segment	$112,381	$95,777	$410,529	$374,778

Video Intelligence Segment	34,796	28,422	134,012	144,970
Communications Intelligence Segment	39,692	48,537	182,258	183,885

Total Video and Communications Intelligence	74,488	76,959	316,270	328,855

Total Revenue	$186,869	$172,736	$726,799	$703,633

Table 4
Verint Systems Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	January 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$169,906	$184,335
Restricted cash and bank time deposits	13,639	5,206
Accounts receivable, net of allowance for doubtful accounts of $5.4 million and $4.7 million, respectively.	150,769	127,826
Inventories	16,987	14,373
Deferred cost of revenue	6,269	11,232
Deferred income taxes	13,179	21,140
Prepaid expenses and other current assets	31,195	43,414

Total current assets	401,944	407,526

Property and equipment, net	23,176	24,453
Goodwill	738,674	724,670
Intangible assets, net	157,071	173,833
Capitalized software development costs, net	6,787	8,530
Long-term deferred cost of revenue	21,715	33,019
Long-term deferred income taxes	6,700	7,469
Other assets	20,060	16,837

Total assets	$1,376,127	$1,396,337

Liabilities, Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$36,861	$46,570
Accrued expenses and other current liabilities	162,650	154,935
Current maturities of long-term debt	—	22,678
Deferred revenue	142,465	183,719
Deferred income taxes	379	487
Liabilities to affiliates	1,847	1,709

Total current liabilities	344,202	410,098

Long-term debt	583,234	598,234
Long-term deferred revenue	40,424	51,412
Long-term deferred income taxes	13,226	21,425
Other liabilities	31,812	44,193

Total liabilities	1,012,898	1,125,362

Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $338,717 at January 31, 2011.	285,542	285,542

Commitments and Contingencies
Stockholders’ Equity (Deficit):
Common stock — $0.001 par value; authorized 120,000,000 shares. Issued 37,349,000 and 32,687,000 shares, respectively; outstanding 37,089,000 and 32,584,000 shares, as of January 31, 2011 and January 31, 2010, respectively.	38	33
Additional paid-in capital	519,834	451,166
Treasury stock, at cost - 260,000 and 103,000 shares as of January 31, 2011 and January 31, 2010, respectively.	(6,639)	(2,493)
Accumulated deficit	(394,757)	(420,338)
Accumulated other comprehensive loss	(42,069)	(43,134)

Total Verint Systems Inc. stockholders’ equity (deficit)	76,407	(14,766)
Noncontrolling interest	1,280	199

Total liabilities stockholders’ equity (deficit)	77,687	(14,567)

Total liabilities, preferred stock, and stockholders’ equity (deficit)	$1,376,127	$1,396,337

Table 5
Verint Systems Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended January 31,
	2011	2010

Cash flows from operating activities:
Net income	$28,585	$17,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,951	49,290
Provision for doubtful accounts	1,863	849
Stock-based compensation	28,784	31,195
Benefit for deferred income taxes	(1,092)	(62)
Excess tax benefits from stock award plans	(815)	—
Non-cash losses on derivative financial instruments, net	5,863	14,709
Other non-cash items, net	1,139	1,443

Changes in operating assets and liabilities, net of effects of business combinations:

Accounts receivable	(24,574)	(13,910)
Inventories	(3,471)	5,686
Deferred cost of revenue	16,616	14,082
Prepaid expenses and other assets	9,924	(11,542)
Accounts payable and accrued expenses	15,839	12,912
Deferred revenue	(51,226)	(21,143)
Other liabilities	(5,933)	471
Other, net	67	(243)

Net cash provided by operating activities	70,520	100,837

Cash flows from investing activities:
Cash paid for business combinations, net of cash acquired, and payments of contingent consideration associated with business combinations consummated in prior periods	(23,485)	(96)
Purchases of property and equipment	(8,536)	(4,965)
Settlements of derivative financial instruments not designated as hedges	(34,783)	(19,414)
Cash paid for capitalized software development costs	(2,527)	(2,715)
Change in restricted cash and bank time deposits	(8,502)	2,591

Net cash used in investing activities	(77,833)	(24,599)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(38,163)	(6,088)
Proceeds from exercises of stock options	40,787	—
Payment of debt issuance and other debt-related costs	(4,039)	(152)
Dividends paid to noncontrolling interest	(2,191)	(4,145)
Purchases of treasury stock	(4,146)	—
Excess tax benefits from stock award plans	815
Other financing activities	—	(106)

Net cash used in financing activities	(6,937)	(10,491)

Effect of exchange rate changes on cash and cash equivalents	(179)	2,660

Net increase (decrease) in cash and cash equivalents	(14,429)	68,407
Cash and cash equivalents, beginning of period	184,335	115,928

Cash and cash equivalents, end of period	$169,906	$184,335

Supplemental disclosures of cash flow information:
Cash paid for interest	$21,053	$24,705

Cash paid for income taxes, net of refunds received	$8,528	$11,661

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$1,047	$642

Inventory transfers to property and equipment	$874	$621

Stock options exercised, proceeds received subsequent to year end	$65	$—

Purchases under supplier financing arrangements	$1,859	$—

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.
We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Adjustments to Non-GAAP Financial Measures
Amortization of acquired intangible assets, including acquired technology. When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize it over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.
Restructuring costs. We exclude from our non-GAAP financial measures expenses associated with the restructuring of our operations due to internal or external factors. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.
Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In recent periods, we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.
Other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions and certain extraordinary transactions, in both cases, whether or not consummated. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.
Expenses related to our filing delay. We exclude from our non-GAAP financial measures expenses related to our restatement of previously filed financial statements and our extended filing delay. These expenses included professional fees and related expenses, as well as expenses associated with a special cash retention program. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions.
Non-cash tax adjustments. Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.